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                                                                   EXHIBIT 10(s)


                          MEMORANDUM OF UNDERSTANDING

                                   REGARDING

                           1984 PACE ARROW MOTOR HOME

THIS MEMORANDUM OF UNDERSTANDING is entered into on this _____ day of December. 1992 by and between DREW CONGLETON and MARK McMILLAN.

DREW and MARK hereby acknowledge their understanding of and agreement with the following:

1. Mark has provided goods and/or services to THE CHAIR WORKS, INC. for which he has not been paid and for which he has not billed the company.

2. THE CHAIR WORKS, INC. will purchase a 1984 Pace Arrow motor home for a price of $22,500.

3. MARK will have the sole and exclusive use of the motor home during the time it is owned by THE CHAIR WORKS, INC.

4. At any time MARK has the right to purchase the motor home from The Chair Works for $1,000.

5. The difference in the price identified in #2 and #4 above is in recognition of and "partial payment for" the goods and/or services provided by MARK in #1 above.

6. It is understood and agreed that MARK shall pay The Chair Works, Inc. a nominal fee for the lease and MARK will be responsible for the insurance coverage on the motor home.

7. It is understood and agreed that although the motor home will show up on the assets of the company, it will not be depreciated, and in the event the company is ever sold, the motor home shall not be considered or sold as a part of the assets of the company.


/s/ MARK McMILLAN                          /s/ DREW CONGLETON
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MARK McMILLAN                              DREW CONGLETON